UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 13, 2010

SPARE BACKUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	760-779-0251

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 13, 2010, Spare Backup and Lifestyle Services Group Limited (“LSG”), the largest provider of mobile phone insurance in the U.K., entered into a master services agreement for Spare Backup to provide a co-branded cloud-based digital platform service to be incorporated in their warrantee and service programs.  The services will be provided on an exclusive basis to the financial services industry clients served by LSG in the U.K. and on a non-exclusive basis for all other customers.  The online data backup system will maintain and restore data for LSG’s consumers and partners which include a number of world’s leading financial services companies.

Under the terms of the agreement Spare Backup will initially provide its “Spare Mobile” and “Spare Mobile Security” services, and make available its PC –based services on an as needed basis including “Spare Backup”, “Spare Switch” and “Spare Sync/Collaborate” (Eligible Products).  The parties agree that the Eligible Products shall be marketed to consumers in conjunction with the LSG Warranty Products or its Service Products. Spare Backup will provide the Eligible Products throughout the term of the Agreement including all “white label” portals powered by Spare Backup. The Eligible Products provided will be available for all LSG Customers and Partners. LSG will market the Eligible Products to its customers through various promotional offers as well as by bundling the services into certain warrantee programs and compensate Spare Backup on an undisclosed monthly basis for each customer who registers or purchases a bundled warrantee services program.

Lifestyle Services Group Limited (LSG) is the best in class provider of leading lifestyle solutions and insurance products. LSG specializes in supporting its client brands, attracting customers, improving the customer journey and reducing customer attrition rates. LSG’s portfolio includes Mobile Phone Insurance, Card Protection and Tech Protect®, all of which can be delivered using their innovative HubbT approach. The HubbT allows clients to seamlessly integrate a complete suite of products and services all accessed via one number.

Since its formation, LSG has developed over 160 individual partner branded insurance schemes available to over 9.5 million customers. LSG is the UK's largest provider of mobile phone insurance, leading the market with a complete resolution service and the widest range of settlement solutions. LSG delivers configured packages that offer cover against most of the unfortunate experiences that occur to phones. From the event of loss, theft or damage, LSG administers a service aimed at the best satisfaction of a customer's needs when it matters the most.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: December 14, 2010	By:	/s/ Cery Perle
Cery Perle, Chief Executive Officer and President